EXHIBIT 11(b)

CONSENT OF DAVID C. HOLMAN, ESQ.

I hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File Nos. 333-147408; 811-10097).

/s/ David C. Holman
David C. Holman
Chief Legal Officer; Secretary

April 18, 2011